Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

FOX REPORTS SECOND QUARTER FISCAL 2024
REVENUES OF $4.23 BILLION
NET INCOME OF $115 MILLION,
AND ADJUSTED EBITDA OF $350 MILLION

NEW YORK, NY, February 7, 2024 – Fox Corporation (Nasdaq: FOXA, FOX; “FOX” or the “Company”) today reported financial results for the three months ended December 31, 2023.

The Company reported total quarterly revenues of $4.23 billion as compared to the $4.61 billion reported in the prior year quarter. Affiliate fee revenues increased 4%, driven by 10% growth at the Television segment. Advertising revenues decreased 20%, primarily due to the absence of the FIFA Men's World Cup ("Men's World Cup") at FOX Sports, lower political advertising revenues at the FOX Television Stations due to the absence of the 2022 midterm elections, and the impact of elevated supply in the direct response marketplace, lower ratings and higher preemptions associated with breaking news coverage at FOX News Media. Other revenues increased 14%, primarily due to higher sports sublicensing revenues at the national sports networks, partially offset by lower content revenues at the entertainment production companies as a result of industry guild labor disputes.

The Company reported quarterly net income of $115 million as compared to the $321 million reported in the prior year quarter. The variance includes the change in fair value of the Company’s investments recognized in Other, net. Net income attributable to Fox Corporation stockholders was $109 million ($0.23 per share) as compared to the $313 million ($0.58 per share) reported in the prior year quarter. Adjusted net income attributable to Fox Corporation stockholders1 was $165 million ($0.34 per share) as compared to the $259 million ($0.48 per share) reported in the prior year quarter.

Quarterly Adjusted EBITDA2 was $350 million as compared to the $531 million reported in the prior year quarter, reflecting the revenue impacts described above, partially offset by lower expenses. Expenses decreased in the quarter, primarily due to lower entertainment and sports programming rights amortization and production costs, led by fewer hours of original scripted programming and the absence of the Men's World Cup, partially offset by the renewed NFL contract.

Commenting on the results, Executive Chair and Chief Executive Officer Lachlan Murdoch said:

“At the halfway point in our fiscal year, our results demonstrate the strength and durability of our core brands and their ability to deliver solid audiences across our portfolio. FOX Sports continues to benefit from the power of live sports programming and FOX News has maintained its leadership in cable news, while Tubi has been resilient in an increasingly competitive market. Combining this steadfast portfolio of assets with a best-in-class balance sheet underpins our ability to deliver value for our shareholders.”

1 Excludes net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net and tax provision adjustments. See Note 1 for a description of adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders, which are considered non-GAAP financial measures, and a reconciliation of reported net income and earnings per share attributable to Fox Corporation stockholders to adjusted net income and adjusted earnings per share attributable to Fox Corporation stockholders.
2 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted
EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

REVIEW OF OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
	$ Millions
Revenues by Component:

Affiliate fee	$1,787	$1,712	$3,527	$3,423
Advertising	2,002	2,503	3,202	3,723
Other	445	390	712	651
Total revenues	$4,234	$4,605	$7,441	$7,797

Segment Revenues:

Cable Network Programming	$1,658	$1,632	$3,045	$3,063
Television	2,542	2,934	4,322	4,648
Other, Corporate and Eliminations	34	39	74	86
Total revenues	$4,234	$4,605	$7,441	$7,797

Adjusted EBITDA:

Cable Network Programming	$564	$353	$1,171	$1,095
Television	(138)	256	213	665
Other, Corporate and Eliminations	(76)	(78)	(165)	(137)
Adjusted EBITDA[3]	$350	$531	$1,219	$1,623

Depreciation and amortization:

Cable Network Programming	$19	$17	$37	$34
Television	28	30	57	59
Other, Corporate and Eliminations	50	56	99	109
Total depreciation and amortization	$97	$103	$193	$202

3 Adjusted EBITDA is considered a non-GAAP financial measure. See Note 2 for a description of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

CABLE NETWORK PROGRAMMING

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
	$ Millions
Revenues
Affiliate fee	$1,031	$1,026	$2,036	$2,055
Advertising	348	451	638	767
Other	279	155	371	241
Total revenues	1,658	1,632	3,045	3,063
Operating expenses	(942)	(1,097)	(1,591)	(1,661)
Selling, general and administrative	(156)	(186)	(291)	(315)
Amortization of cable distribution investments	4	4	8	8
Segment EBITDA	$564	$353	$1,171	$1,095

Cable Network Programming reported quarterly segment revenues of $1.66 billion, an increase of $26 million or 2% from the amount reported in the prior year quarter. Affiliate fee revenues increased $5 million as contractual price increases were partially offset by the impact of net subscriber declines. Advertising revenues were $348 million as compared to the $451 million reported in the prior year quarter, primarily due to the impact of elevated supply in the direct response marketplace, lower ratings and higher preemptions associated with breaking news coverage at FOX News Media, and the absence of the Men's World Cup at the national sports networks. Other revenues increased $124 million or 80%, primarily due to higher sports sublicensing revenues at the national sports networks.

Cable Network Programming reported quarterly segment EBITDA of $564 million, an increase of $211 million or 60% from the amount reported in the prior year quarter, primarily due to lower sports programming rights amortization and production costs, including the absence of the Men's World Cup, and lower legal, programming and production costs at FOX News Media.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

TELEVISION

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
	$ Millions
Revenues
Advertising	$1,654	$2,052	$2,564	$2,957
Affiliate fee	756	686	1,491	1,368
Other	132	196	267	323
Total revenues	2,542	2,934	4,322	4,648
Operating expenses	(2,440)	(2,415)	(3,638)	(3,486)
Selling, general and administrative	(240)	(263)	(471)	(497)
Segment EBITDA	$(138)	$256	$213	$665

Television reported quarterly segment revenues of $2.54 billion as compared to the $2.93 billion reported in the prior year quarter. Advertising revenues were $1.65 billion as compared to the $2.05 billion reported in the prior year quarter, primarily due to the absence of the Men's World Cup at FOX Sports and lower political advertising revenues at the FOX Television Stations, partially offset by continued growth at Tubi. Affiliate fee revenues increased $70 million or 10%, led by higher rates at both the Company's owned and operated stations and third-party FOX affiliates. Other revenues were $132 million as compared to the $196 million reported in the prior year quarter, primarily due to lower content revenues at the entertainment production companies as a result of industry guild labor disputes.

Television reported a quarterly segment EBITDA loss of $138 million, as compared to an EBITDA contribution of $256 million in the prior year quarter, primarily from the revenue impacts described above. Expenses were consistent with the prior year quarter as higher sports programming rights amortization, led by the renewed NFL contract, was partially offset by the absence of the Men's World Cup at FOX Sports. Additionally, there were lower costs due to fewer hours of original scripted programming at FOX Entertainment as a result of industry guild labor disputes.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

DIVIDEND

The Company has declared a dividend of $0.26 per Class A and Class B share. This dividend is payable on March 26, 2024 with a record date for determining dividend entitlements of March 6, 2024.

SHARE REPURCHASE PROGRAM

As of December 31, 2023, the Company has repurchased approximately $4.1 billion of its Class A common stock and approximately $1.0 billion of its Class B common stock, with a remaining authorization of up to $1.9 billion.

DEBT MATURITY

In January 2024, $1.25 billion of 4.030% senior notes matured and were repaid in full.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions are used to identify these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements in this press release due to changes in economic, business, competitive, technological, strategic and/or regulatory factors and other factors affecting the operation of the Company’s businesses. More detailed information about these factors is contained in the documents the Company has filed with or furnished to the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

Statements in this press release speak only as of the date they were made, and the Company undertakes no duty to update or release any revisions to any forward-looking statement made in this press release or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or to conform such statements to actual results or changes in the Company’s expectations, except as required by law.

To access a copy of this press release through the Internet, access Fox Corporation’s corporate website located at http://www.foxcorporation.com.
CONTACTS

Gabrielle Brown, Investor Relations	Brian Nick, Press Inquiries
212-852-7720	310-369-3545

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
	$ Millions, except per share amounts

Revenues	$4,234	$4,605	$7,441	$7,797

Operating expenses	(3,393)	(3,528)	(5,255)	(5,184)
Selling, general and administrative	(495)	(550)	(975)	(998)
Depreciation and amortization	(97)	(103)	(193)	(202)
Interest expense, net	(72)	(60)	(114)	(128)
Other, net[4]	(46)	73	(212)	(3)
Income before income tax expense	131	437	692	1,282
Income tax expense	(16)	(116)	(162)	(348)
Net income	115	321	530	934
Less: Net income attributable to noncontrolling interests	(6)	(8)	(14)	(16)
Net income attributable to Fox Corporation stockholders	$109	$313	$516	$918

Weighted average shares:	482	543	488	547

Net income attributable to Fox Corporation stockholders per share:	$0.23	$0.58	$1.06	$1.68

4 Other, net presented above includes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

CONSOLIDATED BALANCE SHEETS

	December 31, 2023	June 30, 2023
	$ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,122	$4,272
Receivables, net	3,001	2,177
Inventories, net	1,038	543
Other	340	265
Total current assets	8,501	7,257

Non-current assets:
Property, plant and equipment, net	1,676	1,708
Intangible assets, net	3,061	3,084
Goodwill	3,559	3,559
Deferred tax assets	3,065	3,090
Other non-current assets	2,984	3,168
Total assets	$22,846	$21,866

Liabilities and Equity:
Current liabilities:
Borrowings	$1,250	$1,249
Accounts payable, accrued expenses and other current liabilities	2,457	2,514
Total current liabilities	3,707	3,763

Non-current liabilities:
Borrowings	7,195	5,961
Other liabilities	1,376	1,484
Redeemable noncontrolling interests	243	213
Commitments and contingencies

Equity:
Class A common stock, $0.01 par value	3	3
Class B common stock, $0.01 par value	2	2
Additional paid-in capital	7,879	8,253
Retained earnings	2,514	2,269
Accumulated other comprehensive loss	(146)	(149)
Total Fox Corporation stockholders’ equity	10,252	10,378
Noncontrolling interests	73	67
Total equity	10,325	10,445
Total liabilities and equity	$22,846	$21,866

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2023	2022
	$ Millions
Operating Activities:
Net income	$530	$934
Adjustments to reconcile net income to cash used in operating activities
Depreciation and amortization	193	202
Amortization of cable distribution investments	8	8
Equity-based compensation	48	32
Other, net	212	3
Deferred income taxes	29	152
Change in operating assets and liabilities, net of acquisitions and dispositions
Receivables and other assets	(853)	(952)
Inventories net of programming payable	(405)	(420)
Accounts payable and accrued expenses	(180)	(152)
Other changes, net	(117)	(68)
Net cash used in operating activities	(535)	(261)

Investing Activities:
Property, plant and equipment	(150)	(153)
Purchase of investments	(6)	(50)
Other investing activities, net	13	(18)
Net cash used in investing activities	(143)	(221)

Financing Activities:
Borrowings	1,232	—
Repurchase of shares	(500)	(500)
Dividends paid and distributions	(142)	(155)
Sale of subsidiary noncontrolling interest	—	25
Other financing activities, net	(62)	(30)
Net cash provided by (used in) financing activities	528	(660)

Net decrease in cash and cash equivalents	(150)	(1,142)
Cash and cash equivalents, beginning of year	4,272	5,200
Cash and cash equivalents, end of period	$4,122	$4,058

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

NOTE 1 – ADJUSTED NET INCOME AND ADJUSTED EPS

The Company uses net income and earnings per share (“EPS”) attributable to Fox Corporation stockholders excluding net income effects of Impairment and restructuring charges, adjustments to Equity (losses) earnings of affiliates, Other, net, and tax provision adjustments (“Adjusted Net Income” and “Adjusted EPS” respectively) to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

Adjusted Net Income and Adjusted EPS may not be comparable to similarly titled measures reported by other companies. Adjusted Net Income and Adjusted EPS are not measures of performance under GAAP and should be considered in addition to, and not as substitutes for, net income attributable to Fox Corporation stockholders and EPS as reported in accordance with GAAP. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to management, investors and equity analysts to assist in their analysis of the Company’s performance relative to prior periods and the Company’s competitors.

The following table reconciles net income and EPS attributable to Fox Corporation stockholders to Adjusted Net Income and Adjusted EPS for the three months ended December 31, 2023 and 2022:

	Three Months Ended
	December 31, 2023		December 31, 2022
	Income	EPS	Income	EPS
	$ Millions, except per share data
Net income	$115		$321
Less: Net income attributable to noncontrolling interests	(6)		(8)
Net income attributable to Fox Corporation stockholders	$109	$0.23	$313	$0.58

Other, net[5]	47	0.10	(72)	(0.13)

Tax provision	9	0.02	18	0.03

Rounding	—	(0.01)	—	—

As adjusted	$165	$0.34	$259	$0.48

5 Other, net presented above excludes Equity earnings (losses) of affiliates.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2023

NOTE 2 – ADJUSTED EBITDA

Adjusted EBITDA is defined as Revenues less Operating expenses and Selling, general and administrative expenses. Adjusted EBITDA does not include: Amortization of cable distribution investments, Depreciation and amortization, Impairment and restructuring charges, Interest expense, net, Other, net and Income tax expense.

Management believes that information about Adjusted EBITDA assists all users of the Company’s Unaudited Consolidated Financial Statements by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insight into both operations and the other factors that affect reported results. Adjusted EBITDA provides management, investors and equity analysts a measure to analyze the operating performance of the Company’s business and its enterprise value against historical data and competitors’ data, although historical results, including Adjusted EBITDA, may not be indicative of future results (as operating performance is highly contingent on many factors, including customer tastes and preferences).

Adjusted EBITDA is considered a non-GAAP financial measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements and excludes items, such as depreciation and amortization and impairment charges, which are significant components in assessing the Company’s financial performance. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reconciles net income to Adjusted EBITDA for the three and six months ended December 31, 2023 and 2022:

	Three Months Ended December 31,		Six Months Ended December 31,
	2023	2022	2023	2022
	$ Millions
Net income	$115	$321	$530	$934
Add:
Amortization of cable distribution investments	4	4	8	8
Depreciation and amortization	97	103	193	202
Interest expense, net	72	60	114	128
Other, net[6]	46	(73)	212	3
Income tax expense	16	116	162	348
Adjusted EBITDA	$350	$531	$1,219	$1,623
6 Other, net presented above includes Equity earnings (losses) of affiliates.